FOR IMMEDIATE RELEASE

CONTACT:
Investor Relations	Debra Berliner
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-7335	Tel: 212-725-4500
Fax: +86-22-8213-7914	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: dberliner@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS 2010 RESULTS

TIANJIN, CHINA – March 31, 2011 –Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, NYSE AMEX: TBV), a company dedicated to the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements, today announced financial results for the year ended December 31, 2010.

For 2010, revenue was $41.3 million, compared to $62.0 million for 2009.

Net income for 2010 was $4.8 million, or $0.07 per share, compared to $23.8 million, or $0.33 per share for 2009.

Results for 2010 mainly reflect a decrease in international sales.  For 2010, international revenue was $16.4 million, compared to $34.7 million for 2009.  In 2008, China’s Administration of Quality Supervision, Inspection and Quarantine carried out a national campaign against unsafe food and substandard products, which brought on a general slow-down and backlog of export clearances for Chinese food products. Upon the lifting of the regulations, overseas affiliated companies began to purchase more products, thereby increasing sales for 2009.

In addition, Tiens’ Indonesia affiliated company has not purchased from the Company during the year of 2010, given they purchased more products in 2009 after the 2008 product scarcity for the reason noted above.  In addition, local Original Equipment Manufacturers in Indonesia have been producing healthcare products with the Company’s semi-finished goods, which have a profit margin that is much lower than the profit margin of finished goods.

Tiens’ affiliated companies in many regions have made certain adjustments to their marketing programs and reorganizations at their branch and higher levels, which are expected to boost sales performance over the long-run, but negatively affect short-term sales.

Other Highlights

Cost of sales were $15.0 million in 2010 compared to $20.2 million in 2009, a decrease of 25.6%.  This decrease was primarily due to the corresponding decrease in sales. Cost of sales decreased at a lower rate than revenue, primarily due to fixed costs, which do not increase or decrease in line with sales.

Gross profit decreased by 37.0% to $26.3 million in 2010, compared to $41.8 million in 2009. The gross profit margin for 2010 was 63.7% compared to 67.5% in 2009.

Selling, general and administrative expenses increased by 22.0% to $19.5 million in 2010, compared to $16.0 million in 2009. The increase was primarily due to increases in allowance for bad debt ($1.9 million), salaries expenses ($0.7 million) and research & development expenses ($0.6 million).

As of December 31, 2010, Tiens had $128.0 million of retained earnings and total shareholders' equity of $285.5 million.

In addition, Tiens reported that on March 11, 2011, Tianjin Tianshi Biological Engineering Co., Ltd. (Tianshi Engineering) was awarded a direct selling license in Tianjin.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We remain confident that domestic sales will return to, and potentially exceed, previous levels, as distributors begin to replenish their stock of our products.  In addition, we maintain this same positive sentiment regarding international sales, which we expect will benefit from the removal of export restrictions and gradual economic improvement.  We are steadfast in our commitment to building greater market share in China, expanding our international customer base, and further implementing our strategic plans for long-term domestic and international growth.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE AMEX: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 45 countries.  Since its establishment, Tiens has developed and produced 37 nutrition supplements, which include wellness products and dietary supplements.  Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 87 branches.  Outside of China, Tiens sells its products to affiliated companies in 45 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov.

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
REVENUE - RELATED PARTIES	$41,021,135	$60,032,968
REVENUE - THIRD PARTIES	323,585	1,943,101

COST OF SALES - RELATED PARTIES	14,850,739	18,754,680
COST OF SALES - THIRD PARTIES	158,638	1,412,812

GROSS PROFIT	26,335,343	41,808,577

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	19,530,501	16,009,382

INCOME FROM OPERATIONS	6,804,842	25,799,195

Interest expense	(230,905)	(186,543)
Interest income	18,362	301,709
Other expense	35,965	(176,757)
OTHER EXPENSE, NET	(176,578)	(61,591)

INCOME BEFORE INCOME TAXES	6,628,264	25,737,604

INCOME TAXES	1,469,548	930,703

NET INCOME	5,158,716	24,806,901

LESS: Net income attributable to the noncontrolling interest	(323,101)	(965,557)

NET INCOME ATTRIBUTABLE TO THE COMPANY	4,835,615	23,841,344

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	5,131,503	441,140
Loss from the realization of foreign currency sale	-	(6,030,079)

COMPREHENSIVE INCOME ATTRIBUTABLE
TO THE COMPANY	9,967,118	18,252,405

COMPREHENSIVE INCOME ATTRIBUTABLE
TO THE NONCONTROLLING INTEREST	664,854	993,504

COMPREHENSIVE INCOME	$10,631,972	$19,245,909

EARNINGS PER SHARE,
BASIC AND DILUTED	$0.07	$0.33

WEIGHTED AVERAGE NUMBER OF SHARES,
BASIC AND DILUTED	71,333,586	71,333,586

The accompanying notes are an integral part of this statement.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND DECEMBER 31, 2009

	December 31,	December 31,
	2010	2009
A S S E T S

CURRENT ASSETS:
Cash	$10,155,522	$1,848,328
Accounts receivable, trade - related parties, net of
allowance for doubtful accounts of $3,869,617 and $1,419,178
as of December 31, 2010 and December 31, 2009 , respectively	10,012,861	15,379,312
Inventories	5,703,349	5,328,052
Other receivables	1,045,952	995,657
Other receivables - related parties	17,376,522	44,561,626
Employee advances	170,842	115,673
Prepaid expenses, net	415,208	658,193
Prepaid taxes	3,646,140	407,534
Total current assets	48,526,396	69,294,375

PROPERTY, PLANT AND EQUIPMENT, net	72,037,542	10,124,483

OTHER ASSETS:
Construction in progress	128,715,283	125,572,621
Construction deposits	12,490,855	1,405,997
Intangible assets, net	12,987,000	12,864,295
Other assets	10,721,040	11,847,937
Total other assets	164,914,178	151,690,850

Total assets	$285,478,116	$231,109,708

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y
CURRENT LIABILITIES:
Accounts payable	$14,120,791	$5,012,157
Advances from customers - related parties	8,688,877	4,426,751
Wages and benefits payable	1,613,782	1,484,852
Short-term debt	3,024,800	-
Income taxes payable	490,782	-
Contractor deposits	209,376	183,395
Contractor payables	28,134,711	18,513,216
Other payables	1,113,416	1,151,551
Other payables - related parties	1,417,516	3,326,110
Total current liabilities	58,814,051	34,098,032

NON-CURRENT LIABILITIES
Long term debt	18,451,280	-
Deferred income	11,473,853	11,236,501
Total non current liabilities	29,925,133	11,236,501
Total liabilities	88,739,184	45,334,533

Commitments and Contingencies

EQUITY:
Shareholders' equity of the Company:
Common stock, $0.001 par value, 250,000,000 shares authorized,
71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	18,349,908	18,042,189
Statutory reserves	16,465,144	13,217,217
Retained earnings	127,957,951	126,370,263
Accumulated other comprehensive income	23,393,626	18,262,123
Total shareholders' equity of the Company	186,237,963	175,963,126
Noncontrolling interest	10,500,969	9,812,049
Total equity	196,738,932	185,775,175
Total liabilities and equity	$285,478,116	$231,109,708

The accompanying notes are an integral part of this statement.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,158,716	$24,806,901
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Deferred income	(142,070)	-
Provision for doubtful accounts	2,349,703	406,795
Increase (decrease) provision for obsolete inventory	(237,632)	309,343
Depreciation	2,036,280	2,173,251
Amortization	338,019	381,742
Interest expense	167,586	4,761
(Gain) loss on sale of assets	(63,773)	47,054
Loss on assets written off	40,982	5,876
Rental expense borne by a related party	330,708	326,774
(Increase) decrease in assets:
Accounts receivable, trade - related parties	3,411,877	8,308,993
Other receivables	(16,036)	(184,540)
Other receivables - related parties	9,936,038	1,668,812
Inventories	93,315	2,761,335
Employee advances	(50,112)	(38,359)
Prepaid expense	258,945	(419,419)
Increase (decrease) in liabilities:
Accounts payable	8,742,972	(1,249,152)
Advances from customers - related parties	21,603,664	1,178,463
Wages and benefits payable	76,914	(43,279)
Other taxes payable	(2,674,295)	968,294
Other payables	(74,068)	(650,296)
Other payables - related parties	9,069,853	3,107,699
Net cash provided by operating activities	60,357,586	43,871,048

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash outflow arising from disposal of a subsidiary	-	(23,975,473)
Collections from loans to local government	-	105,229
Construction deposits	(11,248,302)	(2,664,741)
Contractor deposits	19,306	19,734
Addition to construction in progress	(54,487,459)	(42,734,161)
Equipment deposits	(6,102,039)	(11,782,984)
Proceeds from sales of properties	73,650	29,131
Purchase of equipment and automobiles	(1,441,906)	(2,009,536)
Net cash used in investing activities	(73,186,750)	(83,012,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from (repayment to) related parties	-	(3,946,860)
Proceed from short term debt	2,958,800	-
Proceeds from long term debt	18,048,680	-
Net cash provided by (used in) financing activities	21,007,480	(3,946,860)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	128,878	82,430

INCREASE (DECREASE) IN CASH	8,307,194	(43,006,183)

CASH, beginning of period	1,848,328	44,854,511

CASH, end of period	$10,155,522	$1,848,328

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$217,154	$105,817
Income taxes	$1,489,417	$3,287,531

The accompanying notes are an integral part of this statement.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION

	Twelve months ended
	December 31,

	2010	2009	Change

China	$24,894,472	$27,241,333	- 8.6%
International	$16,450,248	$34,734,736	-52.6%
Total	$41,344,720	$61,976,069	-33.3%